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                                                                  EXHIBIT 21.01

LIST OF SUBSIDIARIES OWNED BY MFC DEVELOPMENT CORP.

     Subsidiary               Percent Owned
-------------------------------------------
Yolo Capital Corp                  100%
Highlands Pollution Corp.          100%
Yolo Equities Corp.                100%
PSI Capital Corp.                  100%
FRM NY Capital, LLC                 80%
Medical Financial Corp.            100%
Nexus Garden City, LLC             100%
FRM Court Street, LLC              100%
Nexus Borough Park, LLC            100%